UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) April 20, 2020
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

2020 Annual Meeting of Stockholders

On April 20, 2020, Brickell Biotech, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). There were 6,177,444 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 64% of the outstanding shares of common stock on March 13, 2020, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: The election of two (2) directors to serve as Class I directors until the 2023 Annual Meeting of Stockholders and until their respective successors are elected.

Name	FOR	WITHHELD
George Abercrombie	4,280,644	426,210
Vijay B. Samant	3,942,410	764,444

The election of three (3) directors to serve as Class III directors until the 2022 Annual Meeting of Stockholders and until their respective successors are elected.

Name	FOR	WITHHELD
Reginald L. Hardy	3,965,729	741,125
Gary A. Lyons	4,312,399	394,455
Robert B. Brown	4,101,595	605,259

In addition, there were 1,470,590 broker non-votes associated with the election of the directors. All director nominees were duly elected at the Annual Meeting.

Proposal 2: The approval and adoption of the Company’s 2020 Omnibus Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN
4,199,868	492,587	14,399

In addition, there were 1,470,590 broker non-votes associated with the approval and adoption of the 2020 Omnibus Long-Term Incentive Plan. At the Annual Meeting, stockholders voted to approve and adopt the Company’s 2020 Omnibus Long-Term Incentive Plan.

Proposal 3: The approval, on an advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
3,967,534	722,712	16,608

In addition, there were 1,470,590 broker non-votes associated with the approval of the compensation of the Company’s named executive officers. At the Annual Meeting, stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers.

Proposal 4: The approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
1,231,299	49,940	3,413,744	11,871

In addition, there were 1,470,590 broker non-votes associated with the approval of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. At the Annual Meeting, stockholders voted, on an advisory basis, to hold future stockholder advisory votes on the compensation of the Company’s named executive officers every three years.

Proposal 5: The ratification of the selection of Ernst & Young LLP to serve as the Company’s registered independent public accounting firm for the year ending December 31, 2020.

FOR	AGAINST	ABSTAIN
5,795,308	93,785	288,351

In addition, there were no broker non-votes associated with the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020. At the Annual Meeting, stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer